EXHIBIT 99.6

NOMINEE HOLDER CERTIFICATION

S&W SEED COMPANY

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of non-transferable subscription rights (the "Rights") to purchase shares of common stock, par value $0.001 per share (the "Common Stock"), of S&W Seed Company (the "Company"), pursuant to the rights offering described and provided for in the Company's prospectus dated [●], 2017 (the "Prospectus"), hereby certifies to the Company and Transfer Online, Inc., as subscription agent for the rights offering that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus), and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), the number of shares specified below pursuant to the Over-Subscription Privilege, listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the Over-Subscription Privilege, each such beneficial owner's Basic Subscription Privilege has been exercised in full:

Number of Shares of Common Stock Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Privilege	Number of Shares Subscribed for Pursuant to Over-Subscription Privilege

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
Provide the following information if applicable:

_____________________________________
Depository Trust Company ("DTC")
Participant Number
[NAME OF NOMINEE]

By: ______________________________________________________

Name: ______________________________________________________

Title: ______________________________________________________

  DTC Basic Subscription Confirmation Number(s)

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